Exhibit 10.9

AMENDMENT NO. 3 TO SECOND AMENDED AND RESTATED
TERM AND REVOLVING CREDIT AGREEMENT

          This Amendment No. 4 (this "Amendment") to Second Amended and Restated Term and Revolving Credit Agreement is dated as of December 31, 2001 by and among IBM Credit Corporation, a Delaware corporation ("IBM Credit"), IBM Financing, a division of IBM Canada Limited ("IBM Canada") (each a "Lender" and jointly the "Lenders"), Applied Digital Solutions, Inc. (the "USA Customer") and Ground Effects Ltd. (the "Canadian Customer") (USA Customer and Canadian Customer are each referred to herein as a "Customer" or, collectively, the "Customers").

WITNESSETH

          WHEREAS, Customers and Lenders have entered into that certain Second Amended and Restated Term and Revolving Credit Agreement, dated as of October 17, 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement");

          WHEREAS, Customers and Lenders have entered into the Acknowledgment, Waiver and Amendment No. 1 to Second Amended and Restated Term and Revolving Credit Agreement, dated as of March 30, 2001 (as amended, supplemented or otherwise modified from time to time, "Amendment No. 1");

          WHEREAS, under Amendment No. 1, Customers and Lenders have agreed that (i) USA Customer would not be obligated to pay the principal amount due under Term Loan A on July 1, 2001 until October 1, 2001 (the "July Principal Amount") and (ii) USA Customer would pay the July Principal Amount together with the next principal amount payment due thereafter under Term Loan A on October 1, 2001 (the "October Cumulative Amount");

          WHEREAS, USA Customer failed to pay to IBM Credit the October Cumulative Amount;

          WHEREAS, Customers and Lenders have entered into Amendment No. 2 to Second Amended and Restated Term and Revolving Credit Agreement, dated as of September 15, 2001 (as amended, supplemented or otherwise modified from time to time, "Amendment No. 2") to provide inter alia, that the October Cumulative Amount not be due and payable until January 4, 2002, along with the principal payment currently due on that date;

          WHEREAS, based on the Financial Statements provided by USA Customer for the months of September and October 2001, certain Events of Default have occurred and are continuing as a result of Customers' non-compliance with certain financial covenants set forth in Section 7.16 of the Credit Agreement;

          WHEREAS, USA Customer has requested that the Lenders consent to an amendment to the Credit Agreement so as to reset certain financial covenants and postpone the payment date of the October Cumulative Amount together with the next principal payment to January 31, 2001; and

          WHEREAS, Lenders are willing to agree to the requested amendments, but only upon the terms and conditions set forth herein and in consideration of current negotiations to restructure the credit facilities under the Credit Agreement.

          NOW THEREFORE, in consideration of the promises contained herein, any financial accommodation heretofore, now or hereafter made by Lenders and for other good and valuable consideration, the parties hereto agree as follows:

I.       Defined Terms. Capitalized terms used herein without definition shall have the meaning ascribed to such terms in the Credit Agreement. Unless otherwise specified, references to an article, a section, a subsection, a schedule, an attachment or an exhibit are to the Credit Agreement.

II.      Conditions Precedent. This Amendment shall become effective upon the receipt by IBM Credit from Customers of this Amendment executed by each Customer and each Lender.

III.     Acknowledgment.

1. Each Customer acknowledges that the financial covenants set forth in Attachment A to Amendment No. 1 are applicable to the financial results of Customers for the months ending September 30, 2001 and October 31, 2001, and Customers were required to comply with such financial covenants at all times. Each Customer further acknowledges that Events of Default have occurred and are continuing under Section 7.16 of the Credit Agreement due to noncompliance with the following financial covenants as of September 30, 2001:

Covenant	Covenant Requirement	Covenant Actual
(i) Tangible Net Worth	at least (U.S.$35,000,000.00)	(U.S.$59,115,000.00)
(ii) Current Assets to Current Liabilities	at least 0.80:1.00	0.49:1.00
(iii) Minimum EBITDA with no Net Loss after Tax in more than two consecutive quarters	at least U.S.$7,000,000.00	(U.S.$101,916,000.00)

2. Each Customer acknowledges that Events of Default have occurred and are continuing as a result of the actual Shortfall Amount of U.S.$33,141,000.00 as of September 30, 2001, exceeding the Maximum Permitted Shortfall of U.S.$8,600,000.00 as of such date by U.S.$24,541,000.00.

3. Each Customer further acknowledges that an Event of Default has occurred and is continuing as a result of the actual Shortfall Amount of U.S.$35,401,000.00 as of October 31, 2001, exceeding the Maximum Permitted Shortfall of U.S.$5,600,000.00 as of such date by U.S.$29,801,000.00.

IV.     Amendments.

1. Section III of Attachment A to the Credit Agreement is hereby amended by deleting subsection (i) thereof in its entirety and substituting, in lieu thereof, the following subsection (i):

Covenant	Covenant Requirement
(i) Tangible Net Worth	As of the following dates not less than:
	03/31/01	(U.S.$57,000,000.00)
	06/30/01	(U.S.$47,000,000.00)
	09/30/01	(U.S.$59,115,000.00)
2. Section III of Attachment A to the Credit Agreement is hereby amended by deleting subsection (ii) thereof in its entirety and substituting in lieu thereof, the following subsection (ii):

(ii) Current Assets to Current Liabilities	As of the following dates greater than:
	03/31/01	1.45:1.00
	06/30/01	0.60:1.00
	09/30/01	0.49:1.00

3. Section III of Attachment A to the Credit Agreement is hereby amended by deleting subsection (iii) thereof in its entirety and substituting, in lieu thereof, the following subsection (iii):

(iii) Minimum EBITDA (calculated on a cumulative, annualized basis)	As of the following dates greater than:
	03/31/01	(U.S.$47,000,000.00)
	06/30/01	U.S.$5,000,000.00
	09/30/01	(U.S.$101,916,000.00)

4. Section I of the Credit Agreement is hereby amended by deleting the definition of “Maximum Permitted Shortfall Amount” in its entirety and substituting, in lieu thereof, the following:

             “Maximum Permitted Shortfall Amount”: at the time of determination, any Shortfall Amount equal to or less than (i) from the effective date of the Credit Agreement to and including March 31, 2001, Nine Million Dollars (U.S.$9,000,000), (ii) from April 1, 2001 to and including April 30, 2001, Eight Million Five Hundred Thousand Dollars (U.S.$8,500,000), (iii) from May 1, 2001 to and including May 31, 2001, Seven Million Five Hundred Thousand Dollars (U.S.$7,500,000), (iv) from June 1, 2001 to and including June 30,2001, Six Million Five Hundred Thousand Dollars (U.S.$6,500,000), (v) from July 1, 2001 to and including July 31, 2001, Four Million Dollars (U.S.$4,000,000), (vi) from August 1, 2001 to and including August 31, 2001, One Million Five Hundred Thousand Dollars (U.S.$1,500,000), (vii) from September 1, 2001 to and including September 30, 2001, Thirty Three Million One Hundred and Forty One Thousand Dollars (U.S.$33,141,000), (viii) from October 1, 2001 to and including October 31, 2001, Thirty Five Million Four Hundred and One Thousand Dollars (U.S.$35,401,000).”

5. The Exhibits to the Credit Agreement are hereby amended by deleting Exhibit 2.3. 1 in Amendment No. 2 in its entirety and substituting in lieu thereof Exhibit 2.3.1 attached hereto.

V.     General Provisions.

1. Representations and Warranties. On and as of the date hereof and after giving effect to this Amendment, each Customer hereby confirms, reaffirms and restates the representations and warranties set forth in Section 6 of the Credit Agreement mutatis mutandis, except to the extent that such representations and warranties expressly relate to a specific earlier date in which case each Customer hereby confirms, reaffirms and restates such representations and warranties as of such earlier date, provided that the references to the Credit Agreement in such representations and warranties shall be deemed to refer to the Credit Agreement as amended prior to the date hereof and pursuant to this Amendment.

2. Continuing Effect; No Other Amendments. Except as expressly amended hereby, all of the terms and provisions of the Credit Agreement are and shall remain in full force and effect. The amendments provided for herein are limited to the specific subsections of the Credit Agreement specified herein and shall not constitute an amendment or waiver of, or an indication of the Lenders’ willingness to amend or waive, any other provisions of the Credit Agreement or the same subsections for any other date or time period (whether or not such other provisions or compliance with such subsections for another date or time period are affected by the circumstances addressed in this Amendment).

3. Expenses. USA Customer agrees to pay and reimburse IBM Credit for all its reasonable costs and expenses incurred in connection with the preparation and delivery of this Amendment, including, without limitation, the reasonable fees and disbursements of counsel to IBM Credit.

4. Indemnification. Each Customer hereby agrees to indemnify and hold harmless each Lender and each of their respective officers, directors, consultants, advisors, agents and assigns (collectively, the “Indemnified Persons”) against all losses, claims, damages, liabilities or other expenses (including reasonable attorneys’ fees and court costs now or hereinafter arising from the enforcement of this Amendment, the “Losses”) to which any of them may become subject insofar as such Losses arise out of or are based upon any event, circumstance or condition (a) occurring or existing on or before the date of this Amendment relating to any financing arrangements either or both Lenders may from time to time have with (i) such Customer, (ii) any Person that shall be acquired by such Customer or (iii) any Person that such Customer may acquire all or substantially all of the assets of, or (b) directly or indirectly, relating to the execution, delivery or performance of this Amendment or the consummation of the transactions contemplated hereby or thereby or to any of the Collateral or to any act or omission of the Customer in connection therewith. Notwithstanding the foregoing, a Customer shall not be obligated to indemnify a Lender for any Losses incurred by such Lender which are a result of such Lender’s gross negligence or willful misconduct. The indemnity provided herein shall survive the termination of this Amendment.

5. Notices. Except as otherwise expressly provided in the Credit Agreement, any notice required or desired to be served, given or delivered hereunder or under any other Loan Documents shall be in writing, and shall be served, given or delivered in accordance with Section 10.12 of the Credit Agreement to the following addresses or number as indicated below:

(a) If to IBM Credit at:

IBM Credit Corporation
1500 Riveredge Parkway
Atlanta, Georgia 30328
Attention: Regional Manager
Facsimile: (770) 644-4826

IBM Global Financing
Special Handling Group
North Castle Drive
Armonk, New York 10504
Attention: Bruce Gordon
Facsimile: (914) 765-6232	(b) If to a Customer at: Applied Digital Solutions, Inc. 400 Royal Palm Way, Suite 410 Palm Beach, Florida 33480 Attention: Jerome C. Artigliere Facsimile: (561) 805-8004

With a copy to:

Jones, Day, Reavis & Pogue
599 Lexington Avenue
New York, New York 10022
Attention: Corinne Ball, Esq.
Facsimile: (212) 755-7306

(c) If to IBM Canada at:

IBM Financing, a Division of IBM Canada Limited
3600 Steeles Avenue East, f4/938
Markam, Ontario L3R 9Z7
Attention: Manager, Commercial Financing
Facsimile: (212) 316-6009	With a copy to: Reimer & Braunstein 3 Center Plaza 6th Floor Boston, MA 02108 Attention: Robert Paul, Esq. Facsimile: (617) 880-3456

6. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Amendment signed by the parties hereto shall be delivered to Customers and the Lenders.

7. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

IBM CREDIT CORPORATION
By:	/s/ Steven A. Flanagan
	Name:	Steven A. Flanagan
	Title:	Manager Special Handling
IBM FINANCING, A DIVISION OF IBM CANADA LIMITED
By:	/s/ Ben Nikolaevsky
	Name:	Ben Nikolaevsky
	Title:	Chief Credit Officer IBM Global Financing IBM Canada Ltd.
APPLIED DIGITAL SOLUTIONS, INC.
By:	/s/ Jerome C. Artigliere
	Name:	Jerome C. Artigliere
	Title:	Senior V.P. and CFO
GROUND EFFECTS LTD.
By:	/s/ James Scott
	Name:	James Scott
	Title:	President

EXHIBIT 2.3.1
Term Loan A

Term Loan A Commitment: Twenty Five Million United States Dollars (U.S.$25,000,000)

Term Loan A Finance Charge: as set forth in Attachment A.

Term Loan A Stated Maturity Date: May 25, 2002.

Term Loan A Repayment Schedule: The principal amount of Term Loan A shall be amortized over six (6) years and shall be payable by USA Customer at the end of each calendar quarter, provided that all unpaid principal of such Term Loan A shall be paid in full on the Term Loan A Stated Maturity Date. Notwithstanding the foregoing, USA Customer shall have no obligation to pay the October Cumulative Amount until January 31, 2002. USA Customer shall pay the October Cumulative Amount together with the next principal payment due on January 31, 2002.